SLM Student Loan Trust 2004-1
Quarterly Servicing Report
Report Date: 6/30/2004  Reporting Period: 4/1/04-6/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$1,940,446,904.54	$(20,644,657.75)	$1,919,802,246.79
	ii	Interest to be Capitalized	3,561,574.68		4,430,298.80

	iii	Total Pool	$1,944,008,479.22		$1,924,232,545.59

	iv	Specified Reserve Account Balance	4,860,021.20		4,810,581.36

	v	Total Adjusted Pool	$1,948,868,500.42		$1,929,043,126.95

B	i	Weighted Average Coupon (WAC)	4.428%		4.430%
	ii	Weighted Average Remaining Term	278.04		276.19
	iii	Number of Loans	103,015		102,198
	iv	Number of Borrowers	60,584		60,055
	v	Aggregate Outstanding Principal Balance - T-Bill	$97,235,122.01		$95,101,594.00
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,846,773,357.21		$1,829,130,957.59

						% of		% of
	Notes and Certificates			Spread/Coupon	Balance 4/26/04	O/S Securities	Balance 7/26/04	O/S Securities
C	i	A-1 Notes	78442GKQ8	0.040%	$505,210,288.20	25.836%	$478,769,126.95	24.819%
	ii	A-2 Notes	78442GKR6	0.140%	329,000,000.00	16.824%	329,000,000.00	17.055%
	iii	A-3 Notes	78442GKS4	0.210%	478,000,000.00	24.444%	478,000,000.00	24.779%
	iv	A-4 Notes	78442GKT2	0.260%	246,000,000.00	12.580%	246,000,000.00	12.752%
	v	A-5 Notes	78442GKU9	0.320%	168,000,000.00	8.591%	168,000,000.00	8.709%
	vi	A-6 Notes	78442GKW5	3.460%	168,515,000.00	8.618%	168,515,000.00	8.736%
	vii	B Notes	78442GKV7	0.500%	60,759,000.00	3.107%	60,759,000.00	3.150%

	viii	Total Notes			$1,955,484,288.20	100.000%	$1,929,043,126.95	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$—	$—
	iii	Specified Reserve Acct Balance ($)	$4,860,021.20	$4,810,581.36
	iv	Reserve Account Floor Balance ($)	$3,007,834.00	$3,007,834.00
	v	Current Reserve Acct Balance ($)	$4,860,021.20	$4,810,581.36

	Other Accounts		4/26/2004	7/26/2004
E	i	Remarketing Fee Account	$—	$—
	ii	Capitalized Interest Account	$28,000,000.00	$28,000,000.00
	iii	Principal Accumulation Account (A-6)	$—	$—
	iv	Supplemental Interest Account (A-6)	$—	$—
	v	Investment Premium Purchase Account	$—	$—
	vi	Investment Reserve Account	$—	$—

	Asset/Liability		4/26/2004	7/26/2004
F	i	Total Adjusted Pool	$1,948,868,500.42	$1,929,043,126.95
	ii	Total $ equivalent Notes	$1,955,484,288.20	$1,929,043,126.95
	iii	Difference	$(6,615,787.78)	$—
	iv	Parity Ratio	0.99662	1.00000

II. 2004-1 Transactions from: 3/31/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$19,854,944.85
	ii	Principal Collections from Guarantor	1,472,401.87
	iii	Principal Reimbursements	5,399,448.64
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$26,726,795.36

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(6,953.36)
	ii	Capitalized Interest	(6,075,184.25)

	iii	Total Non-Cash Principal Activity	$(6,082,137.61)

C	Total Student Loan Principal Activity		$20,644,657.75

D	Student Loan Interest Activity
	i	Regular Interest Collections	$12,826,780.86
	ii	Interest Claims Received from Guarantors	20,518.72
	iii	Collection Fees/Returned Items	5,299.75
	iv	Late Fee Reimbursements	125,640.84
	v	Interest Reimbursements	39,739.01
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	965,979.39
	viii	Subsidy Payments	1,193,065.81

	ix	Total Interest Collections	$15,177,024.38

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(277.12)
	ii	Capitalized Interest	6,075,184.25

	iii	Total Non-Cash Interest Adjustments	$6,074,907.13

F	Total Student Loan Interest Activity		$21,251,931.51

G	Non-Reimbursable Losses During Collection Period		$—
H	Cumulative Non-Reimbursable Losses to Date		$—

III. 2004-1 Collection Account Activity 3/31/2004 through 6/30/2004

A	Principal Collections
	i	Principal Payments Received	$15,663,074.59
	ii	Consolidation Principal Payments	5,664,272.13
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	566.20
	vi	Re-purchased Principal	5,398,882.44

	vii	Total Principal Collections	$26,726,795.36

B	Interest Collections
	i	Interest Payments Received	$14,969,046.08
	ii	Consolidation Interest Payments	37,298.70
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	8,747.37
	vi	Re-purchased Interest	30,991.64
	vii	Collection Fees/Returned Items	5,299.75
	viii	Late Fees	125,640.84

	ix	Total Interest Collections	$15,177,024.38

C	Other Reimbursements		$222,627.26

D	Reserves In Excess of the Requirement		$49,439.84

E	Reset Period Target Amount Excess		$-

F	Funds Released from Supplemental Interest Account		$-

G	Investment Premium Purchase Account Excess		$-

H	Investment Reserve Account Excess		$-

I	Interest Rate Cap Proceeds		$-

J	Interest Rate Swap Proceeds		$1,457,654.75

K	Administrator Account Investment Income		$-

L	Trust Account Investment Income		$173,962.59

M	Funds Released from Capitalized Interest Account		$-
	TOTAL AVAILABLE FUNDS		$43,807,504.18
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,613,394.38)
		Consolidation Loan Rebate Fees	$(5,046,834.74)

N	NET AVAILABLE FUNDS		$37,147,275.06

O	Servicing Fees Due for Current Period		$801,397.11

P	Carryover Servicing Fees Due		$-

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$826,397.11

IV. 2004-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	03/31/04	06/30/04	03/31/04	06/30/04	03/31/04	06/30/04	03/31/04	06/30/04	03/31/04	06/30/04
INTERIM:

In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT

Active
Current	4.332%	4.341%	74,029	71,794	71.862%	70.250%	$1,259,399,543.02	$1,217,467,709.24	64.903%	63.416%
31-60 Days Delinquent	5.180%	5.027%	2,110	2,444	2.048%	2.391%	$36,560,529.98	$40,217,179.02	1.884%	2.095%
61-90 Days Delinquent	4.960%	5.340%	1,735	1,295	1.684%	1.267%	$31,058,153.68	$21,739,299.02	1.601%	1.132%
91-120 Days Delinquent	5.021%	5.286%	799	670	0.776%	0.656%	$13,315,741.65	$11,250,530.21	0.686%	0.586%
> 120 Days Delinquent	5.336%	5.326%	1,003	1,547	0.974%	1.514%	$16,455,133.40	$24,974,336.24	0.848%	1.301%
Deferment
Current	4.107%	4.058%	10,876	10,810	10.558%	10.578%	$282,417,399.07	$280,518,870.42	14.554%	14.612%
Forbearance
Current	4.907%	4.843%	12,415	13,587	12.052%	13.295%	$300,436,159.92	$322,350,106.54	15.483%	16.791%
TOTAL REPAYMENT	4.428%	4.428%	102,967	102,147	99.953%	99.950%	$1,939,642,660.72	$1,918,518,030.69	99.959%	99.933%
Claims in Process (1)	5.590%	6.686%	48	51	0.047%	0.050%	$804,243.82	$1,284,216.10	0.041%	0.067%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	4.428%	4.430%	103,015	102,198	100.000%	100.000%	$1,940,446,904.54	$1,919,802,246.79	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2004-1 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$19,836,370.26
B	Interest Subsidy Payments Accrued During Collection Period			1,200,559.41
C	SAP Payments Accrued During Collection Period			1,362,217.16
D	Investment Earnings Accrued for Collection Period (ALL TRUST ACCOUNTS)			173,962.59
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00
F	Consolidation Loan Rebate Fees			(5,046,834.74)

G	Net Expected Interest Collections			$17,526,274.68

H	Interest Rate Cap Payments Due to the Trust
				Cap

	i	Cap Notional Amount		$400,000,000.00
	ii	Libor (Interpolated first period)		1.17000%
	iii	Cap %		5.00000%
	iv	Excess Over Cap (ii-iii)		0.00000%
	v	Cap Payments Due to the Trust		$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments		A-6 Swap Calc

		i	Notional Swap Amount	168,515,000

		SLM Student Loan Trust Pays:
			3 Month Libor	1.17000%
			Spread	0.09500%

		ii	Pay Rate	1.26500%
		iii	Gross Swap Payment Due Counterparty	$538,850.12
		iv	Days in Period 4/26/2004 7/26/2004	91

		Counterparty Pays:
		v	Fixed Rate Equal To Respective Reset Note Rate	3.46000%
		vi	Gross Swap Receipt Due Trust	$1,457,654.75
		vii	Days in Period 4/26/2004 7/26/2004	90

VI. 2004-1 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.003058611	(4/26/04-7/26/04)	1.21000%	LIBOR
B	Class A-2 Interest Rate	0.003311389	(4/26/04-7/26/04)	1.31000%	LIBOR
C	Class A-3 Interest Rate	0.003488333	(4/26/04-7/26/04)	1.38000%	LIBOR
D	Class A-4 Interest Rate	0.003614722	(4/26/04-7/26/04)	1.43000%	LIBOR
E	Class A-5 Interest Rate	0.003766389	(4/26/04-7/26/04)	1.49000%	LIBOR
F	Class A-6 Interest Rate	0.008650000	(4/26/04-7/26/04)	3.46000%	FIXED
G	Class B Interest Rate	0.004221389	(4/26/04-7/26/04)	1.67000%	LIBOR

VII. 2004-1 Inputs From Original Data 3/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,940,446,904.54
	ii	Interest To Be Capitalized	3,561,574.68

	iii	Total Pool	1,944,008,479.22

	iv	Specified Reserve Account Balance	4,860,021.20

	v	Total Adjusted Pool	$1,948,868,500.42

B	Total Note and Certificate Factor		0.9655406
C	Total Note Balance		$1,955,484,288.20

D	Note Balance 4/26/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.8786266	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$505,210,288.20	$329,000,000.00	$478,000,000.00	$246,000,000.00	$168,000,000.00	$168,515,000.00	$60,759,000.00
E	Note Principal Shortfall		$6,615,787.78	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$4,860,021.20
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-1 Trigger Events

A	Has Stepdown Date Occurred?	N

	The Stepdown Date is the earlier of (1) 7/27/2009 or (2) the
	first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-1 Other Account Deposits and Reconciliations

A	Reserve Account Reconciliation:
	i	Beginning of Period Balance			$4,860,021.20
	ii	Deposits to correct Shortfall			$—

	iii	Total Reserve Account Balance Available			$4,860,021.20
	iv	Required Reserve Account Balance			$4,810,581.36
	v	Shortfall Carried to Next Period			$—
	vi	Excess Reserve — Release to Collection Account			$49,439.84

	vii	Ending Reserve Account Balance			$4,810,581.36

B	Capitalized Interest Account Required Amount:
	i	Beginning of Period Balance			$28,000,000.00
	ii	Capitalized Interest Release to the Collection Account			$—

	iii	Ending Capitalized Interest Account Balance			$28,000,000.00

C	Accumulation Account Deposits and Balances:
	i	Class A-6 Accumulation Account Beginning Balance			$—
	ii	Deposits for payment on the next reset date			$—

	iii	Ending A-6 Accumulation Account Balance			$—

D	Supplemental Interest Account Deposits:
	i	Three Month Libor	Determined:	n/a	n/a
	ii	Investment Rate			n/a

	iii	Difference			n/a
	iv	Class A-6 Supplemental Interest Account Beginning Balance			$—
	v	Funds Released into Collection Account			$—
	vi	Number of Days Through Next Reset Date			1645
	vii	Class A-6 Supplemental Interest Account Deposit Amount			$—

E	Remarketing Fee Account Reconciliation:				A-6

	i	Next Reset Date			1/26/2009
	ii	Reset Period Target Amount			$—
	iii	Remarketing Account Required Balance			$—
	iv	Remarketing Fee Account Balance (net of inv earnings)			$—
	v	Quarterly Funding Amount			$—
	vi	Reset Period Target Amount Excess			$—

	vii	End of Period Account Balance (net of investment earnings)			$—

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance			$—
	ii	Required Quarterly Deposit			$—
	iii	Eligible Investment Purchase Premium Paid			$—
	iv	Funds Released into Collection Account			$—

	v	End of Period Account Balance			$—

G	Investment Reserve Account
	i	Balance			$—
	ii	Requirement			$—
	iii	Funds Released into Collection Account			$—
	iv	Have there been any downgrades to any eligible investments?			N

X. 2004-1 Waterfall for Distributions

					Remaining
					Funds Balance
A	Total Available Funds ( Section III-N )			$37,147,275.06	$37,147,275.06

B	Primary Servicing Fees-Current Month			$801,397.11	$36,345,877.95

C	Administration Fee			$25,000.00	$36,320,877.95

D	Aggregate Quarterly Funding Amount to Remarketing Fee account			$0.00	$36,320,877.95

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1		$1,545,241.80	$34,775,636.15
	ii	Class A-2		$1,089,446.94	$33,686,189.21
	iii	Class A-3		$1,667,423.33	$32,018,765.88
	iv	Class A-4		$889,221.67	$31,129,544.21
	v	Class A-5		$632,753.33	$30,496,790.88
	vi	Class A-6		$1,457,654.75	$29,039,136.13
	vii	Aggregate Interest Rate Swap Payments		$538,850.12	$28,500,286.01
	viii	Swap Termination Payments		$0.00	$28,500,286.01

			Total	$7,820,591.94

F	Class B Noteholders’ Interest Distribution Amount			$256,487.37	$28,243,798.64

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*)
	i	Class A-1		$26,441,161.25	$1,802,637.39
	ii	Class A-2		$0.00	$1,802,637.39
	iii	Class A-3		$0.00	$1,802,637.39
	iv	Class A-4		$0.00	$1,802,637.39
	v	Class A-5		$0.00	$1,802,637.39
	vi	Class A-6		$0.00	$1,802,637.39

			Total	$26,441,161.25

H	Increase to Supplemental Interest Account			$0.00	$1,802,637.39

I	Investment Reserve Account Required Amount			$0.00	$1,802,637.39

J	Class B Noteholder’s Principal Distribution Amount			$0.00	$1,802,637.39

K	Increase to the Specified Reserve Account			$0.00	$1,802,637.39

L	Investment Premium Purchase Account Deposit			$0.00	$1,802,637.39

M	Carryover Servicing Fees			$0.00	$1,802,637.39

N	Remaining Swap Termination Fees			$0.00	$1,802,637.39

O	Remarketing Costs in Excess of Remarketing Fee Account			$0.00	$1,802,637.39

P	Additional fees owed to 1) the remarketing agents and 2) the administrator			$0.00	$1,802,637.39

	Excess to Excess Distribution Certificate Holder			$1,802,637.39	$0.00

*Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XI. 2004-1 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B*
	i	Quarterly Interest Due		$1,545,241.80	$1,089,446.94	$1,667,423.33	$889,221.67	$632,753.33	$1,457,654.75	$256,487.37
	ii	Quarterly Interest Paid		1,545,241.80	1,089,446.94	1,667,423.33	889,221.67	632,753.33	1,457,654.75	256,487.37

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Quarterly Principal Due		$26,441,161.25	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Quarterly Principal Paid		26,441,161.25	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Total Distribution Amount		$27,986,403.05	$1,089,446.94	$1,667,423.33	$889,221.67	$632,753.33	$1,457,654.75	$256,487.37

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/30/2004		$1,955,484,288.20
	ii	Adjusted Pool Balance 6/30/2004		1,929,043,126.95

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$26,441,161.25

	iv	Adjusted Pool Balance 3/31/2004		$1,948,868,500.42
	v	Adjusted Pool Balance 6/30/2004		1,929,043,126.95

	vi	Current Principal Due (iv-v)		$19,825,373.47
	vii	Notes Issued Exceeding Adjusted Pool Balance		6,615,787.78

	viii	Principal Distribution Amount (vi + vii)		$26,441,161.25

	ix	Principal Distribution Amount Paid		$26,441,161.25

	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$26,441,161.25
D		Total Interest Distribution		7,538,229.19

E		Total Cash Distributions		$33,979,390.44

F	Note Balances			4/26/2004	Payment Factor	7/26/2004
	i	A-1 Note Balance	78442GKQ8	$505,210,288.20		$478,769,126.95
		A-1 Note Pool Factor		0.8786265882	0.0459846283	0.8326419599

	ii	A-2 Note Balance	78442GKR6	$329,000,000.00		$329,000,000.00
		A-2 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iii	A-3 Note Balance	78442GKS4	$478,000,000.00		$478,000,000.00
		A-3 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GKT2	$246,000,000.00		$246,000,000.00
		A-4 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	v	A-5 Note Balance	78442GKU9	$168,000,000.00		$168,000,000.00
		A-5 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	vi	A-6 Note Balance	78442GKW5	$168,515,000.00		$168,515,000.00
		A-6 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	vii	A-B Note Balance	78442GKV7	$60,759,000.00		$60,759,000.00
		A-B Note Pool Factor		1.000000000	0.000000000	1.000000000

*Class B Interest Due and Paid revised on this page only from $500,089.98

XII. 2004-1 Historical Pool Information

			4/1/04-6/30/04	01/06/03 - 03/31/04
Beginning Student Loan Portfolio Balance			$1,940,446,904.54	$2,002,615,285.46

	Student Loan Principal Activity
	i	Regular Principal Collections	$19,854,944.85	$23,704,186.73
	ii	Principal Collections from Guarantor	1,472,401.87	679,453.41
	iii	Principal Reimbursements	5,399,448.64	43,990,340.85
	iv	Other System Adjustments	—	—

	v	Total Principal Collections	$26,726,795.36	$68,373,980.99
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(6,953.36)	$(5,177.07)
	ii	Capitalized Interest	(6,075,184.25)	(6,200,423.00)

	iii	Total Non-Cash Principal Activity	$(6,082,137.61)	$(6,205,600.07)
(-)	Total Student Loan Principal Activity		$20,644,657.75	$62,168,380.92

	Student Loan Interest Activity
	i	Regular Interest Collections	$12,826,780.86	$13,835,671.33
	ii	Interest Claims Received from Guarantors	20,518.72	8,995.87
	iii	Collection Fees/Returned Items	5,299.75	915.92
	iv	Late Fee Reimbursements	125,640.84	131,088.23
	v	Interest Reimbursements	39,739.01	172,565.87
	vi	Other System Adjustments	—	—
	vii	Special Allowance Payments	965,979.39	—
	viii	Subsidy Payments	1,193,065.81	—

	ix	Total Interest Collections	$15,177,024.38	$14,149,237.22
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(277.12)	$(748.58)
	ii	Capitalized Interest	6,075,184.25	6,200,423.00

	iii	Total Non-Cash Interest Adjustments	$6,074,907.13	$6,199,674.42

	Total Student Loan Interest Activity		$21,251,931.51	$20,348,911.64

(=)	Ending Student Loan Portfolio Balance		$1,919,802,246.79	$1,940,446,904.54
(+)	Interest to be Capitalized		$4,430,298.80	$3,561,574.68

(=)	TOTAL POOL		$1,924,232,545.59	$1,944,008,479.22

(+)	Reserve Account Balance		$4,810,581.36	$4,860,021.20

(=)	Total Adjusted Pool		$1,929,043,126.95	$1,948,868,500.42

XIII. 2004-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Apr-04	$1,944,008,479	10.94%
Jul-04	$1,924,232,546	7.03%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.